UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 6TH, 2003


                        ECLIPSE ENTERTAINMENT GROUP, INC.
               (Exact name of registrant as specified in charter)


             Nevada                                             91-1766849
(State of other jurisdiction of                              (I.R.S.Employer
 incorporation or organization)                           Identification Number)


                            74-040 HWY 111, Suite JJ1
                         Palm Desert, California, 92260
               (Address of Principal Executive Office) (Zip Code)


                                  760-674-5750
                (Registrant's Executive Office Telephone Number)


                             10520 Venice Boulevard,
                         Culver City, California, 90232.
          (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

(a) The Company entered into an Exclusive Licensing Agreement dated April 6th, 2003 between registrant and NationsRx, Inc., a California private Company, ("NationsRx") whereby Nations Rx will receive 1,500,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights in exchange for the exclusive license to use and operate all the assets and business enterprise of Nations Rx, Inc. Also as a continuing license fee Registrant shall also pay NationsRx a further 150,000 Class A Convertible Preferred shares, for each $5 million in cumulative Net Revenue derived by Registrant from the use of the License by Registrant or its Sub Licensee's. Registrant shall also pay NationsRx as a continuing license fee, a sum equal to two percent (2%) of the Net Revenue derived by Registrant from the use of the Business model by Registrant or its Sub Licensee's, on an annual basis. The terms of this acquisition were established in arms length negotiations and were based upon the values attributed to the license by the Registrant and NationsRx, Inc. This Agreement gives NationsRx, Inc. 25.1% voting control and ownership assuming conversion of the Class A Preferred shares. In a separate Name Agreement dated April 15th, 2003 the Registrant acquired from NationsRx the right to the name "NationsRx, Inc." all variations thereon and trademarks of Nations Rx, Inc. and the right to immediately begin using the name "NationsRx" in all markets and requires NationsRx, Inc to immediately change its name and cease using any and all trademarks associated with the previous name "NationsRx". Copies of the License Agreement and Name Agreement reflecting the transactions are attached hereto as exhibits 10.1 and 10.2 respectively. The foregoing description is modified by such reference.

(b) The Company entered into a Closing/Common Stock Purchase Agreement dated December 31, 2002 between registrant, TerraStar Marketing Inc., and the sole shareholder of this company, TerraStar Data Corp. to acquire all the issued and outstanding shares of TerraStar Marketing Inc. in exchange for 3,000,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights. Prior to becoming effective this Closing/Common Stock Purchase Agreement was amended by a Revision/Licensing agreement dated April 15th, 2003 which provides that the Closing/Common Stock Purchase Agreement will be amended such that the Registrant will now acquire only the exclusive license to market the TaskStation(TM) technology in the Pharmaceutical market and a non exclusive license to market the TaskStation(TM) technology in all other medical vertical markets. The consideration payable has also been amended from 3,000,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights to TerraStar Data Corp., to 1,500,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights to TerraStar Marketing Inc. This gives TerraStar Marketing Inc. 25.1% voting control and ownership assuming conversion of the Class A Preferred shares. The terms of this acquisition were established in arms length negotiations and were based upon the values attributed to the license by the Registrant and TerraStar Marketing Inc. Copies of the Closing/Common Stock Purchase Agreement and the Revision/License Agreement reflecting the transactions are attached hereto as exhibits 10.3 and 10.4 respectively. The foregoing description is modified by such reference.

The acquisition of the above licenses and the issuance of the 3,000,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights will have a substantial dilutive effect on the current common shareholders of the Company to the extent that the Class A Preferred stock is converted into common shares. The issuance of the Company's aforementioned Class A Preferred stock will result in the holders receiving 18,000,000 votes and will result in their being able to elect new directors and officers either at a meeting of the shareholders or by written consent. They will also be able to affect a change of control of the Company. It is currently anticipated that consummation of these transactions will require amendment of the documentation, which has already been filed. The Company will file an additional 8-K upon the closing of the transaction and issuance of the Class A Preferred Stock.

As a result of the transactions described above, NationsRx, Inc. will own 1,500,000 or 50% of the issued and outstanding shares of Class A Preferred Stock. The Class A Preferred Stock converts into 9,000,000 shares of Common
Stock. Upon conversion of the Class A Preferred Stock, NationsRx will own approximately 25.1% of the issued and outstanding shares of Common Stock. As a result of the transactions described above, TerraStar Marketing Inc. will own 1,500,000 or 50% of the issued and outstanding shares of Class A Preferred Stock. The Class A Preferred Stock converts into 9,000,000 shares of Common Stock. Upon conversion of the Class A Preferred Stock, TerraStar Marketing Inc. will own approximately 25.1% of the issued and outstanding shares of Common
Stock. By virtue of NationsRx's and TerraStar Marketing's ownership of the Company's aforementioned securities, they may be able to, either separately or in concert, elect new directors and officers either at a meeting of the shareholders or by consent.

(c) The terms and conditions of the Class A Preferred Shares, issuable in these transactions, as approved by the Board of Directors are as follows

     "CLASS A PREFERRED STOCK
      The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock"). The Company's Articles of Incorporation, provide that the Company's Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights (within the limits set forth by Nevada statute) of: (I) any class of shares before the issuance of any shares of that class, or
      (2) one or more series within a class before the issuance of any shares of that series. Each series of a class must be given a distinguishing designation. All shares of a series must have preferences, limitations, and relative rights identical with those of other shares of the same Series, except to the extent otherwise provided in the description of the series, of those of other series of the same class. There are no shares of the Company's Class A Preferred Stock presently outstanding. However, the Board of Directors has authorized the issuance of up to 3,000,000 shares of the Authorized Class A Preferred Stock with rights and preferences described in the Directors Resolution authorizing same.

      DIVIDENDS ON PREFERRED STOCK
      The Company shall, in its discretion, determine when and if dividends will be paid, and whether it will be paid in cash, shares of Common Stock, or a combination of both. All Class A Preferred Stockholders shall be treated the same with respect to the payment of dividends as the holders of the Common Shares. In the event the Company elects to pay a portion or all of the dividends on the Class A Preferred Stock by issuing shares of the Company's Common Stock, the shares of common stock issued as dividends will be restricted, unregistered shares, and will be subject to the same transfer restrictions that apply to the shares of Class A Preferred Stock. The dividend is payable as may be determined by the Board of Directors, out of funds legally available therefor. The Class A Preferred Stock will not have priority as to dividends over the Common Stock and will rank pari passu.

      LIQUIDATION RIGHTS
      In case of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Shares of the Class A Preferred Stock are entitled to receive a liquidation preference of $1.00 per share before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Class A Preferred Stock. A consolidation or merger of the Company with another corporation will be deemed to be a liquidation, dissolution or winding-up of the Company unless the Company is the surviving corporation and its shareholders immediately prior to the consolidation or merger are the holders of at least fifty-one percent (51%) of the voting equity of the surviving corporation immediately after the consolidation or merger. A sale or transfer of all or part of the Company's assets for cash, securities or other property will not be considered a liquidation, dissolution or winding-up of the Company.

      Holders of shares of any Class A Preferred Stock issued in the future shall be entitled to receive a liquidation preference of $1.00 per share, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Class A Preferred Stock. To the extent any payment or distribution is insufficient to pay the entire liquidation preference on all outstanding shares of Class A Preferred Stock, the payment shall be apportioned pro rata among the holders of the Class A Preferred Stock.

      MULTIPLE VOTING RIGHTS FOR PREFERRED STOCK
      The holders of the Class A Preferred Stock shall vote for the election of directors, and shall have full and complete voting rights, except that each Class A Preferred share shall entitle the holder to exercise six (6) votes for each one (1) Class A Preferred Share held.

      REDEMPTION RIGHTS OF PREFERRED STOCK
      The Class A Preferred Stock shall not be redeemable.

      CONVERSION RIGHTS OF PREFERRED STOCK
      The holders of the Class A Preferred Stock will be entitled at any time to convert their shares of Class A Preferred Stock into shares of the Company's Common Stock at the rate of one (1) share of Class A Preferred Stock for six (6) shares of Common Stock (the "Conversion Ratio"). No fractional shares will be issued.

      Conversion of the Class A Preferred Stock is voluntary on the part of the holders thereof, and accordingly, the Company reserves as a prerequisite to allowing such conversion the right to furnish such information to and require such representations from the holders seeking conversion, and impose such additional conditions on the conversion as may be authorized by the Company to the extent such a delay is deemed by the Company to be necessary or convenient to the provisions of such disclosure. The Company will, in all likelihood, impose conditions to assure the validity of an exemption under Regulation D for the conversion of the Shares.

      The Conversion Ratio of the Class A Preferred Stock shall be adjusted in certain circumstances, including combinations and subdivisions of the Common Stock. In the case of any share exchange, capital reorganization, consolidation, merger or reclassification whereby the Common Stock is converted into other securities or property, the Company will make appropriate provisions so that the holder of each share of Class A Preferred Stock then outstanding will have the right thereafter to convert such share of Class A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, share exchange, capital reorganization or reclassification by a holder of the number of shares of Common Stock into which such shares of Class A Preferred Stock might have been convened immediately prior to such consolidation, merger, share exchange, capital reorganization or reclassification. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Conversion Ratio shall be proportionately increased in case of subdivision of shares. If the shares of Common Stock are combined, consolidated or reverse split into a smaller number of shares of Common Stock the Conversion Ratio shall not be decreased. The kind and amount of Common Shares issuable upon conversion of the Class A Preferred Stock both before and after combination, consolidation or reverse split of the Common Shares shall be the same.

      The same transfer restrictions imposed on the Class A Preferred Stock shall be applicable to the Common Stock into which the Class A Preferred
      Stock is converted, although for purposes of Rule 144 as presently in effect, the holding period requirement may be met by adding together the period in which the Class A Preferred Stock is held and the period in which the Common Stock into which the Class A Preferred Stock is converted, is held.

      OTHER PROVISIONS
      The shares of Class A Preferred Stock to he issued shall he duly and validly issued, fully paid and non-assessable. The holders of the Class A Preferred Stock shall not have preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into Common Stock or rights or options to purchase any such shares."

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The Company entered into an Exclusive Licensing Agreement dated April 6th, 2003 between Registrant and NationsRx, Inc., a California private Company, whereby Nations Rx, Inc received 1,500,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights in exchange for the exclusive license to use and operate all the assets and business enterprise of Nations Rx, Inc. Also as a continuing license fee Registrant shall also pay NationsRx a further 150,000 Class A Convertible Preferred shares, for each $5 million in cumulative Net Revenue derived by Registrant from the use of the Business model by Registrant or its Sub Licensee's. Registrant shall also pay NationsRx as a continuing license fee, a sum equal to two percent (2%) of the Net Revenue derived by Registrant from the use of the Business model by Registrant or its Sub Licensee's, on an annual basis.

NationsRx, Inc. was incorporated in California in July 2002, with the objective of becoming a pharmaceutical healthcare services organization providing a broad array of pharmacy benefit related products and services to healthcare consumers, client organizations (health plans, self-insured employers, unions, government agencies and third-party administrators) and the pharmaceutical manufacturer industry. The Company was utilizing its clinical expertise, its integrated data management platform and therapeutic fulfillment capabilities to attempt to serve the pharmacy related needs of each of its potential customers and clients. The Company's core program includes the design and management of customized pharmacy related services geared towards assisting clients and consumers to effectively manage prescription drug costs while attempting to optimize clinical outcomes. The Company has developed a proprietary sample medication distribution program (SampleRx.com(TM)) that is designed to reduce the pharmaceutical manufacturers' cost of entry into the traditional sample product distribution channel. All of the Company's programs are designed with the objective of attempting to enhance overall clinical outcomes while seeking to capture economic efficiencies across the healthcare supply chain.

(b) The Company entered into a Closing/Common Stock Purchase Agreement dated December 31, 2002 between registrant, TerraStar Marketing Inc., and the sole shareholder of this company, TerraStar Data Corp. to acquire all the issued and outstanding shares of TerraStar Marketing Inc. in exchange for 3,000,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights. Prior to becoming effective this Closing/Common Stock Purchase Agreement was amended by a Revision/Licensing agreement dated April 15th, 2003 which provides that the Closing/Common Stock Purchase Agreement will be amended such that the Registrant will now acquire only the exclusive license to market the TaskStation(TM) technology in the Pharmaceutical sub-vertical market and a non exclusive license to market the TaskStation(TM) technology in all other medical markets. The consideration payable has also been amended from 3,000,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights to TerraStar Data Corp to 1,500,000 shares of Class A Preferred stock with 6 to 1 voting and conversion rights to TerraStar Marketing Inc.

TerraStar Marketing Inc. (a Nevada Company) owns the exclusive license to market the TaskStation, which it acquired from TerraStar Data Inc. (a Nevada Company). The TaskStation(TM) was designed, built and developed by TerraStar Data Inc. and is a task specific hardware/Open Source Software based computer requiring no special configuration or software installation. The Task Station has been designed to provide computer users in specialty markets with a versatile and re-configurable alternative to the standardized PC. The TaskStation's(TM) constantly upgraded "software and applications package" includes an extensive suite of popular software applications pre-loaded in an all in one PC device. The existing TaskStation(TM) devices have now been integrated with the supporting Internet based portal and demonstration services suites and are now operational. The Internet based portal and services suites are designed to be custom configured for each market as determined by the requirements of the marketing license holder and its clients. Development on the TaskStation(TM) production prototypes in either a PC or a laptop configuration is now completed and TerraStar Marketing Inc. is now ready to provide units in limited quantities to customers of its marketing license holders.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

(a) The corporate actions described herein were the subject of the Preliminary Information Statement on Schedule 14C filed on January 22, 2003. To the extent that various new and amended transactions are now been entered into, the Registrant will be filing a revised Preliminary Schedule 14C and after the SEC has completed its review process a Definitive Information Statement will be filed and mailed to shareholders.

(b) On or about April 22nd, 2003, the Registrant's Directors, after having received written approval from at least 51% of Registrant's shares entitled to vote, signed a Unanimous Consent authorizing the change of Registrant's name to NationsRx, Inc. In conjunction with the name change, the Registrant will also change its CUSIP Number and its trading symbol.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 - License Agreement dated April 6th, 2003.
Exhibit 10.2 - Name Agreement dated April 19th, 2003
Exhibit 10.3 - Closing/Common  Stock Purchase  Agreement dated December 31, 2002
Exhibit 10.4 - Revision/Licensing Agreement dated April 15th, 2003

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ECLIPSE ENTERTAINMENT GROUP, INC.


                                       By /s/ ART BIRZNECK
                                          --------------------------------------
                                          ART BIRZNECK, PRESIDENT

Date: April 24,2003

                                  EXHIBIT INDEX

Exhibit 10.1 - License Agreement dated April 6th, 2003.
Exhibit 10.2 - Name Agreement dated April 19th, 2003
Exhibit 10.3 - Closing/Common  Stock Purchase  Agreement dated December 31, 2002
Exhibit 10.4 - Revision/Licensing Agreement dated April 15th, 2003